EXHIBIT 21.1

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                                  EXHIBIT 21.1

                          PRE-PAID LEGAL SERVICES, INC.
                           Subsidiaries of Registrant



                                                                  Percentage of
                                                 State of         Ownership by
       Name of Subsidiary                     Incorporation         Registrant
      --------------------                   ---------------     ---------------

Pre-Paid Legal Casualty, Inc.                    Oklahoma              100%

American Legal Services, Inc.                    Oklahoma              100%

Pre-Paid Legal Services, Inc. of Florida         Oklahoma              100%

C & A Investments, Inc.                          Oklahoma              100%

Pre-Paid Legal Administrators, Inc.              Oklahoma              100%

Justice 900, Inc.                                Oklahoma              100%

Legal Service Plans of Virginia, Inc.            Virginia              100%

National Pre-Paid Legal Services of              Georgia          100% owned by
    Mississippi, Inc.                                             Pre-Paid Legal
                                                               Services, Inc. of
                                                                     Florida

Pre-Paid Legal Services of Tennessee, Inc.      Tennessee         100% owned by
                                                                  Pre-Paid Legal
                                                                  Casualty, Inc.